Exhibit 4.2

Execution Version

ECOLAB INC.

$500,000,000 1.450% Notes due 2017

FOURTH SUPPLEMENTAL INDENTURE

Dated as of December 13, 2012

to

Amended and Restated Indenture dated as of January 9, 2001

WELLS FARGO BANK, NATIONAL ASSOCIATION

Series Trustee

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The

Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association and Bank One, National Association)

Original Trustee

This FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”) dated as of December 13, 2012, among ECOLAB INC., a Delaware corporation (the “Company”),  WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Series Trustee” and for purposes of this Fourth Supplemental Indenture and the Notes, the “Trustee”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (the “Original Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Original Trustee an amended and restated indenture, dated as of January 9, 2001 (the “Existing Indenture,” and, together with this Fourth Supplemental Indenture, the “Indenture”) providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series;

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Existing Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Series Trustee this Fourth Supplemental Indenture to the Existing Indenture in order to issue a new series of debt securities to be designated as the “1.450% Notes due 2017” (the “Notes”), and to set forth the terms that will be applicable thereto and the forms thereof;

WHEREAS, the Company has duly determined to appoint Wells Fargo Bank, National Association as Series Trustee, Security Registrar and Paying Agent under the Indenture with respect to the Notes (but only with respect to the Notes) and Wells Fargo Bank, National Association is willing to accept such appointment with respect to the Notes;

WHEREAS, the Company is entering into this Fourth Supplemental Indenture with the Original Trustee and the Series Trustee to evidence and provide for the acceptance of appointment thereunder by the Series Trustee with respect to the Notes (but only with respect to the Notes), to add to or change any of the provisions of the Existing Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee pursuant to Section 8.1(j) and Section 8.1(k) of the Existing Indenture and to make certain amendments to the Existing Indenture to expressly permit the appointment of the Series Trustee as Trustee for the Notes (but only with respect to the Notes);

WHEREAS, the Company has requested that the Original Trustee enter into this Fourth Supplemental Indenture in connection with the foregoing amendments and the Company, for the sole and limited purpose of compliance with the requirements of Article VIII of the Existing Indenture, and in accordance with Section 8.4 and Section 11.5 of the Existing Indenture, has delivered an Officer’s Certificate and Opinion of Counsel to the Original Trustee;

WHEREAS, Sections 2.1, 2.3 and 8.1 of the Existing Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Existing Indenture to provide for specific terms applicable to any series of notes and to add to the covenants of the Company for the benefit of the Holders of each series of notes (and if such covenants are to be for the benefit of less than all series of notes, stating that such covenants are expressly being included solely for the benefit of such series);

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Series Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Fourth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

APPLICATION OF FOURTH SUPPLEMENTAL INDENTURE AND CREATION OF NOTES

Section 1.01                             Application of this Fourth Supplemental Indenture.

Notwithstanding any other provision of this Fourth Supplemental Indenture, pursuant to Section 8.1(d) of the Existing Indenture, the provisions of this Fourth Supplemental Indenture, including the covenants set forth herein, are expressly being included solely for the benefit of the Holders of the Notes.  The Notes constitute a series of notes as provided in Section 2.3 of the Existing Indenture.

Section 1.02                             Effect of the Fourth Supplemental Indenture.

(a)                                 With respect to the Notes only, the Existing Indenture shall be supplemented pursuant to Sections 2.1, 2.3 and 8.1 thereof to amend Section 8.1(k) of the Existing Indenture (regarding the appointment of a successor Trustee by entering into a supplemental indenture without the consent of the Holders) by replacing such section in its entirety with the following:

(k) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or if other than the Person named as the “Trustee” in the first paragraph of this Indenture (or a successor to such Person pursuant to the applicable provisions of this Indenture) (for purposes of this Section 8.1(k), herein called the “Original Trustee”), the identity of a Trustee for such Securities, and, at the election of the Company, other Securities of any series to be issued thereafter pursuant to this Indenture (a “Series Trustee”), and, if not the Series Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities, and such additions or changes to any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11, it being understood that anything contained herein or in any Board Resolution, Officer’s Certificate or supplemental indenture to the contrary notwithstanding, that (i) nothing herein shall constitute such Trustees co-trustees of the same trust, (ii) each such Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee, (iii) the Series Trustee shall have all the rights, powers, trusts, duties and obligations of the Original Trustee with respect to, and only with respect to, such Securities, (iv) the

Original Trustee shall have no rights, powers, trusts, duties or obligations with respect to such Securities, (v) no Trustee hereunder shall have any liability for any acts or omissions of any other Trustee hereunder and (vi) no appointment of a Series Trustee shall become effective until the acceptance of the appointment by the Series Trustee in writing;

(b)                                 With respect to the Notes only, the Existing Indenture shall be supplemented pursuant to Sections 2.1, 2.3 and 8.1 thereof to amend Section 2.2 of the Existing Indenture (regarding the form of the Trustee’s certificate of authentication) by replacing such section in its entirety with the following:

Section 2.2 FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION. The Trustee’s certificate of authentication (a “CERTIFICATE OF AUTHENTICATION”) on all Securities will be in substantially the following form:

“Date:

This is one of the Securities referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Series Trustee

By:

Authorized Signatory”

If at any time an Authenticating Agent is appointed with respect to any series of Securities, then the Authenticating Agent’s certificate of authentication to be borne on the Securities of each such series will be substantially as follows:

“Date:

This is one of the Securities referred to in the within-mentioned Indenture.

[ ], as Authenticating Agent

By:

Authorized Officer”

Section 1.03                             Designation and Amount of Notes.

The Notes shall be known and designated as the “1.450% Notes due 2017”.  The Notes shall be unsecured and unsubordinated Obligations of the Company.  The initial maximum aggregate principal amount of Notes that may be authenticated and delivered under this Fourth Supplemental Indenture shall not exceed $500,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, Notes pursuant to

Sections 2.8, 2.9, 2.11 and 12.3 of the Existing Indenture.  Notwithstanding the foregoing, the Company may from time to time, without giving notice to or seeking the consent of the Holders of the Notes, issue debt securities having the same terms (except for the issue date, and, in some cases, the public offering price and the first Interest Payment Date) and ranking equally and ratably with the Notes (“Additional Notes”).  The Notes and Additional Notes shall together constitute one series for purposes of the Existing Indenture and this Fourth Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 1.04                             Terms; Denominations; Form of Security.

(a)                                 The Notes are issuable in fully registered form as Registered Global Securities without coupons, in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000, and shall be in substantially the form of Exhibit A hereto.  The Depository Trust Company shall act as Depositary for the Notes.  Notwithstanding the foregoing, the Notes shall be issued as Registered Securities in definitive form to each Person that the Depositary identifies as the beneficial owner of the Notes represented by the Registered Global Securities upon surrender by the Depositary of the Registered Global Security if:

(i)                                     the Depositary notifies us that it is no longer willing or able to act as a depositary for such Registered Global Security or ceases to be a clearing agency registered under the Exchange Act, and the Company shall not have appointed a successor Depositary within 90 days of that notice or becoming aware that the Depositary is no longer so registered;

(ii)                                  an event of default has occurred and is continuing, and the Depositary requests the issuance of certificated notes; or

(iii)                               the Company determines not to have the Notes represented by a Registered Global Security.

(b)                                 The terms and provisions contained in the forms of Note attached hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Fourth Supplemental Indenture and the Company, by its execution and delivery of this Fourth Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereto.  Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of the Indenture (and which do not affect the rights, duties or immunities of the Original Trustee or the Series Trustee), or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed.

Section 1.05                             Payment of Principal and Interest,

(a)                                 The Notes shall mature, and the principal of the Notes shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon: on December 8, 2017 (the Stated Maturity of principal of the Notes).

(b)                                 The Notes shall bear interest at 1.450% per annum from and including December 13, 2012, or from the most recent Interest Payment Date on which interest has been paid or provided for, until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum.  Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.  Interest on the Notes shall be payable semi-annually in arrears in U.S. Dollars on June 8 and December 8 of each year, commencing on June 8, 2013 (the Interest Payment Dates with respect to the Notes).  Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be the Depositary) at the close of business on the May 24 or November 23, as the case may be, next preceding such Interest Payment Date (the Regular Record Date with respect to the Notes).

(c)                                  For so long as the Notes are represented by one or more Registered Global Securities, all payments of principal and interest shall be made by the Company through the Paying Agent by wire transfer of immediately available funds in U.S. Dollars to the Depositary or its nominee, as the case may be, as the registered owner of the Registered Global Securities representing such Notes.  In the event that definitive Notes shall have been issued, all payments of principal and interest shall be made by the Company through the Paying Agent by wire transfer of immediately available funds in U.S. Dollars to the accounts of the registered Holders thereof; provided, that the Company may elect to make such payments at the office of the Paying Agent in The City of Minneapolis; and provided further, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

(d)                                 The Notes shall trade in the Depositary’s Same-Day Funds Settlement System until Stated Maturity (or until they are subject to acceleration pursuant to Article V of the Existing Indenture) and secondary market trading activity in the Notes may be required by the Depositary to settle in immediately available funds.

(e)                                  The Notes are subject to redemption by the Company in whole or in part in the manner described herein.

Section 1.06                             Sinking Fund.

The Notes are not subject to any sinking fund.

Section 1.07                             Defeasance and Covenant Defeasance.

The defeasance and covenant defeasance provisions of Article X of the Existing Indenture will apply to the Notes.

Section 1.08                             Tax Matters.

The Company will not pay additional amount on the Notes held by Non-U.S. Persons in respect of any tax, assessment or governmental change withheld or deducted.

ARTICLE II

DEFINITIONS

Section 2.01                             Definitions.

(a)                                 All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture.

(b)                                 The following terms for purposes of the Trust Indenture Act shall have the following meanings:

“indenture trustee” or “institutional trustee” shall mean the Series Trustee and not the Original Trustee.

“indenture securities” means the Notes.

“indenture security holder” means a Holder of the Notes.

“indenture to be qualified” means this Fourth Supplemental Indenture.

(c)                                  The following are definitions used in this Fourth Supplemental Indenture and to the extent that a term is defined both herein and in the Existing Indenture, the definition in this Fourth Supplemental Indenture shall govern with respect to the Notes.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Below Investment Grade Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below Investment Grade by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Series Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Champion Merger” means the transaction contemplated by the Champion Merger Agreement.

“Champion Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 11, 2012, by and among Permian Mud Service, Inc., the Company and the other parties signatory thereto, as amended from time to time.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its Subsidiaries, taken as a whole, to any person, other than the Company or one of its Subsidiaries;

(2)                                 the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or

(3)                                 the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person, other than the Company or one or more of its Wholly-Owned Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect Wholly-Owned Subsidiary of a holding company and (2) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company.

The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in the Company’s latest audited consolidated balance sheet contained in the Company’s most recent annual report to its stockholders prior to the time as of which “Consolidated Net Tangible Assets” shall be determined.

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of the Company’s Board of Directors on December 13, 2012; or (2) was nominated for election, elected or appointed to the Company’s Board of Directors with the approval of a majority of the Continuing Directors who were members of the Company’s Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Corporate Trust Office” means the office of the Series Trustee at which the corporate trust business of the Series Trustee with respect to the Fourth Supplemental Indenture is, at any particular time, principally administered, which office is, as of the date on which this Fourth Supplemental Indenture is dated, located in Minneapolis, Minnesota.

c/o	Wells Fargo Bank, National Association
MAC N9311-110 625 Marquette Avenue Minneapolis, Minnesota 55479 Attention: Ecolab Administrator

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Operating Property” means any manufacturing or processing plant, warehouse or distribution center, together with the land upon which it is situated located within the United States or in Canada and owned and operated as of the date of this Fourth Supplemental Indenture or thereafter by the Company or any Restricted Subsidiary and having a net book value on the date as of which the determination is being made of more than 1.0% of Consolidated Net Tangible Assets other than property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“Outside Date” means May 3, 2013.

“Quotation Agent” means any Reference Treasury Dealer appointed by the Company.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Reference Treasury Dealer” means (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Restricted Subsidiaries” means all Subsidiaries other than Unrestricted Subsidiaries.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Special Redemption Date” means the earlier to occur of (1) May 17, 2013 (or, if such day is not a Business Day, the first Business Day thereafter), or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Champion Merger Agreement for any reason.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Unrestricted Subsidiaries” means (1) any Subsidiary substantially all of whose physical properties are located, or substantially all of whose business is carried on, outside the United States and Canada, (2) any finance Subsidiary and (3) any Subsidiary of an Unrestricted Subsidiary.  In addition, the Board of Directors may designate any other Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any mortgage on any Operating Property of, the Company or any Restricted Subsidiary of the Company; provided that the Subsidiary to be so designated has total assets at the time of such designation of $5 million or less.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary all of whose Voting Stock is owned by the Company or a Wholly-Owned Subsidiary, the accounts of which are consolidated with those of the Company in its consolidated financial statements.

Section 2.02                             Other Definitions.

Term	Defined in Section

“Additional Notes”	1.03
“Debt”	6.01
“mortgage”	6.01

ARTICLE III

OPTIONAL REDEMPTION

The Company may redeem the Notes at any time or from time to time, in whole or in part, in each case, at the Company’s option at a Redemption Price equal to the greater of:

(i)                                     100% of the principal amount of the Notes to be redeemed on the Redemption Date; and

(ii)                                  as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed on that Redemption Date (not including any portion of those payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points;

plus, in each case, accrued and unpaid interest to the Redemption Date.  Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date according to the Notes and the Indenture.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of the Notes to be redeemed by the Company or by the trustee on its behalf; provided that notice of redemption may be mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of such Notes or a satisfaction and discharge of such Notes.

If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by the Trustee.

Except as otherwise set forth in this Article III, the terms and conditions upon which and the manner in which the Notes may be redeemed by the Company pursuant to this Article III are governed by the provisions of Article XII of the Existing Indenture; provided, however, that Section 12.5 of Article XII of the Existing Indenture shall not apply to the Notes.

ARTICLE IV

CHANGE OF CONTROL

Section 4.01                             Change of Control.

(a)                                 Upon the occurrence of a Change of Control Repurchase Event, unless all of the Notes have been called for redemption pursuant to Article III hereof, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase (the “Change of Control Payment”).

(b)                                 Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or transactions that constitutes or may constitute a Change of Control, the Company shall mail, or cause to be mailed, a notice (a “Change of Control Offer”) to each Holder, with a copy to the Series Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and specifying:

(i)                                     that the Change of Control Offer is being made pursuant to this Section 4.01 and that all Notes tendered will be accepted for payment;

(ii)                                  the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)                               the CUSIP numbers for the Notes;

(iv)                              that any Note not tendered will continue to accrue interest;

(v)                                 that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(vi)                              that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)                           that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

(viii)                        that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(ix)                              if the notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c)                                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of such conflict.

(d)                                 On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)                                     accept for payment all Notes or portions thereof (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of such Notes properly tendered; and

(iii)                               deliver or cause to be delivered to the Series Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of such Notes being purchased by the Company.

(e)                                  The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Series Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of such Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(f)                                   The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.01 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

ARTICLE V

SPECIAL OPTIONAL REDEMPTION

The Notes may be redeemed at the Company’s option, in whole but not in part, in the event that the Company does not consummate the Champion Merger on or before the Outside Date, or the Champion Merger Agreement is terminated at any time on or before the Outside Date, at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Special Redemption Date. If the Company elects to redeem the Notes pursuant to this paragraph, the Company will cause notice of such redemption to be mailed, with a copy to the Series Trustee, to each Holder at its registered address within five Business Days after the occurrence of the event that gives the Company the option to redeem the Notes. If funds sufficient to pay the special optional redemption price of all Notes to be redeemed on the Special Redemption Date are deposited with the Series Trustee on or before such Special Redemption Date, plus accrued and unpaid interest, if any, to, but excluding, the Special Redemption Date, the Notes will cease to bear interest and all rights under the Notes shall terminate (other than in respect of the right to receive the special optional redemption price, plus accrued and unpaid interest).

ARTICLE VI

COVENANTS

The covenants set forth in this Article VI shall be applicable to the Company in addition to the covenants in Article III of the Existing Indenture, which shall in all respects be applicable in respect of the Notes; provided that the covenant contained in Section 3.7 of the Existing Indenture shall not be applicable to the Notes.

Section 6.01                             Restrictions on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as “Debt”) if such Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a “mortgage”) upon any Operating Property of the Company or any Restricted Subsidiary or any shares of stock or Debt of any Restricted Subsidiary, whether owned at the date of the issuance of the Notes or thereafter acquired, without effectively securing the Notes equally and ratably with such Debt for at least the period such other Debt is so secured unless, after giving effect thereto, the aggregate amount of all Debt so secured (not including Debt permitted in clauses (1) through (7) in the following sentence), together with all Attributable Debt in respect of Sale and Leaseback Transactions involving Operating Properties pursuant to clause (2) of Section 6.02 in existence at such time would not exceed 15% of Consolidated Net Tangible Assets.

The foregoing restriction does not apply to, and therefore shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by:

(1)                                 mortgages on Operating Property, shares of stock or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgages are not incurred in anticipation of such entity’s becoming a Restricted Subsidiary;

(2)                                 mortgages on Operating Property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on Operating Property, shares of stock or Debt to secure any Debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of Operating Property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Operating Property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

(3)                                 mortgages to secure Debt owing to the Company or to a Restricted Subsidiary;

(4)                                 mortgages on Operating Property, shares of stock or Debt existing at the date of the initial issuance of the Notes;

(5)                                 mortgages on Operating Property, shares of stock or Debt of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

(6)                                 mortgages on Operating Property, shares of stock or Debt in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Operating Property subject to such mortgages; or

(7)                                 extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the foregoing clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement.

Section 6.02                             Restrictions on Sale and Leaseback; Transactions.

Sale and Leaseback Transactions by the Company or any Restricted Subsidiary with a third party of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 60 months and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless the net proceeds of such Sale and Leaseback Transactions are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of the Operating Property to be leased and either:

(1)                                 the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, as described in clauses (1) through (7) of the second paragraph of Section 6.01, without equally and ratably securing the Notes, to issue, assume or guarantee Debt secured by a mortgage on such Operating Property;

(2)                                 the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transactions (other than such Sale and Leaseback Transactions as are referred to in clause (1) or (3) of this paragraph), plus the aggregate principal amount of Debt secured by mortgages on Operating Properties then outstanding (excluding any such Debt secured by mortgages described in clauses (1) through (7) of the second paragraph of Section 6.01) which do not equally and ratably secure the Notes, would not exceed 15% of Consolidated Net Tangible Assets; or

(3)                                 the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Operating Property (as determined in good faith by the Board of Directors of the Company) so sold and leased back at the time of entering into such Sale and Leaseback Transaction to

(a)                                 retire (other than any mandatory retirement, mandatory repayment or sinking fund payment or by payment at maturity) Notes or other Debt of the Company or a Restricted Subsidiary (other than Debt subordinated to the Notes) having a Stated Maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application or

(b)                                 purchase, construct or develop one or more Operating Properties (other than that involved in such Sale and Leaseback Transaction);

provided that the amount to be so applied pursuant to this clause (3) will be reduced by the principal amount of Notes delivered within 180 days after such sale or transfer to the Series Trustee for retirement and cancellation.

Section 6.03                             Other Limitations.

(a)                                 Neither the Company nor any Restricted Subsidiary may transfer an Operating Property or shares of stock or Debt of a Restricted Subsidiary to an Unrestricted Subsidiary.

(b)                                 An Unrestricted Subsidiary may not be designated a Restricted Subsidiary unless, after giving effect thereto, the aggregate amount of all Debt of the Company and its Restricted Subsidiaries secured by mortgages which would otherwise be subject to the restrictions of Section 6.01 and the Attributable Debt in respect of all Sale and Leaseback Transactions pursuant to clause (2) under Section 6.02 in existence at such time does not at the time exceed 15% of Consolidated Net Tangible Assets.

ARTICLE VII

SERIES TRUSTEE, SECURITY REGISTRAR AND PAYING AGENT WITH RESPECT TO THE NOTES

Section 7.01                             Appointment by the Company of Wells Fargo Bank, National Association as Series Trustee, etc.

Pursuant to the Existing Indenture as amended by this Fourth Supplemental Indenture, the Company hereby appoints Wells Fargo Bank, National Association as Series Trustee, Security Registrar and Paying Agent under the Indenture with respect to the Notes (but only with respect to the Notes) with all the rights, powers, trusts, duties and obligations of Trustee, Security Registrar and Paying Agent under the Indenture with respect to the Notes (but only with respect to the Notes) with like effect as if originally named as such in the Indenture.

Section 7.02                             Acceptance by Wells Fargo Bank, National Association of Appointment of Series Trustee.

Wells Fargo Bank, National Association hereby accepts its appointment as Series Trustee, Security Registrar and Paying Agent under the Indenture with respect to the Notes (but only with respect to the Notes) and accepts all of the rights, powers, trusts, duties and obligations of Trustee, Security Registrar and Paying Agent under the Indenture with respect to the Notes (but only with respect to the Notes), upon the terms and conditions set forth herein and therein, with like effect as if originally named as such in the Indenture.  Pursuant to the Existing Indenture, there shall continue to be vested in the Original Trustee all of its rights, powers, trusts, duties and obligations as Trustee under the Existing Indenture with respect to all of the series of securities as to which it has served and continues to serve as Trustee, and the Original Trustee shall have no rights, powers, trusts, duties and obligations with respect to the Notes.

Section 7.03                             Eligibility of Series Trustee.

The Series Trustee hereby represents that it is qualified and eligible under the provisions of the Trust Indenture Act and Section 6.11 of the Existing Indenture to accept its appointment as Series Trustee with respect to the notes.

Section 7.04                             Concerning the Series Trustee.

Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Fourth Supplemental Indenture other than as set forth in the Existing Indenture and, in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Existing

Indenture.  The Original Trustee and the Series Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Series Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by the other trustee. The Original Trustee shall have no liability for any acts or omissions of the Series Trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

References in this Fourth Supplemental Indenture to sections of the Existing Indenture that require or permit actions by the Original Trustee with respect to the Notes shall be deemed to require or permit actions only by the Series Trustee and the Original Trustee shall have no responsibility therefor.

ARTICLE VIII

MISCELLANEOUS

Section 8.01                             Trust Indenture Act Controls.

If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Fourth Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 8.02                             Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company:

Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
Attention: General Counsel
Facsimile: (651) 293-2471

if to the Series Trustee:

Wells Fargo Bank, National Association
MAC N9311-110
625 Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Ecolab Administrator
Facsimile: (612) 667-2160

if to the Original Trustee:

The Bank of New York Mellon Trust Company, N.A.
Two North LaSalle Street
Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust
Facsimile: (312) 827-8542

The Company or the Series Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Notwithstanding any other provision of this Fourth Supplemental Indenture, the Existing Indenture or any Note, where this Fourth Supplemental Indenture, the Existing Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

Section 8.03                             Governing Law.

THIS FOURTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.04                             Multiple Originals.

The parties may sign any number of copies of this Fourth Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Fourth Supplemental Indenture.

Section 8.05                             Headings.

The headings of Articles and Sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 8.06                             Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Series Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Original Trustee and the Series Trustee do not assume any responsibility for their correctness.  The Original Trustee and the Series Trustee make no representation as to the validity or sufficiency of this Fourth Supplemental Indenture or of the Notes.  The Original Trustee and the Series Trustee shall not be accountable for the Company’s use of the proceeds from the Notes or for monies paid over to the Company pursuant to this Fourth Supplemental Indenture. All of the provisions contained in the Existing Indenture in respect of the rights, privileges, and immunities of the Trustee, including but not limited to its rights to be compensated, reimbursed and indemnified, shall be applicable to the Original Trustee in respect of this Fourth Supplemental Indenture as fully and with like force and effect as though set forth in full herein.

Section 8.07                             Adoption, Ratification and Confirmation.

The Existing Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

ECOLAB INC.

By:	/s/ CHING-MENG CHEW
Name:	Ching-Meng Chew
Title:	Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Series Trustee

By:	/s/ RICHARD PROKOSCH
Name:	Richard Prokosch
Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Original Trustee

By:	/s/ LAWRENCE M. KUSCH
Name:	Lawrence M. Kusch
Title:	Vice President

Signature Page to Fourth Supplemental Indenture

EXHIBIT A

[Form of Face of Note]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP [        ]

ECOLAB INC.

1.450% NOTE DUE 2017

$[ ]	No.: R-[ ]

ECOLAB INC., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[        ] ([        ] DOLLARS) or such other Principal Amount as shall be set forth on Schedule I hereto on December 8, 2017 and to pay interest thereon at the rate of 1.450% per annum from December 13, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on June 8 and December 8 of each year, commencing June 8, 2013 (each an “Interest Payment Date”), until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which will be the May 24 and November 23, as the case may be, immediately preceding each Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Series Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.  Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose, or in such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Series Trustee in Minneapolis, Minnesota (the “Corporate Trust Office”)), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company through the Paying Agent (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.  Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Series Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chief Executive Officer, its President or one of its Vice Presidents and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Date:

ECOLAB INC.

By:
Name:
Title:

ATTEST:

Secretary

Series Trustee’s Certificate of Authentication

This is one of the Notes described in the Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Series Trustee

By:
Authorized Signatory

[Form of Reverse of Note]

ECOLAB INC.

1.450% NOTE DUE 2017

1.                                      This Note is one of a duly authorized issue of securities of the Company designated as its 1.450% Notes due 2017 (the “Notes”) issued under an Amended and Restated Indenture dated as of January 9, 2001 (herein called, together with the Fourth Supplemental Indenture referred to below, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Original Trustee (as defined below), the Series Trustee (as defined below) and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

2.                                      This Note is one of the notes of the series designated on the face hereof, limited to an aggregate principal amount not to exceed $500,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Notes of this series, as specified in the Fourth Supplemental Indenture among the Company, The Bank of New York Mellon Trust Company, N.A., as original trustee (herein called the “Original Trustee,” which term includes any successor trustee thereto under the Indenture) and Wells Fargo Bank, National Association, as series trustee for the Notes (herein called the “Series Trustee,” which term includes any successor trustee thereto with respect to the Notes under the Indenture) and as Security Registrar and Paying Agent with respect to the Notes, dated as of December 13, 2012, establishing the form and certain terms of the Notes pursuant to the Indenture (the “Fourth Supplemental Indenture”). References herein to “this series” mean the series of Notes designated on the face hereof.

3.                                      The Company may redeem the Notes at any time or from time to time, in whole or in part, in each case, at the Company’s option at a Redemption Price equal to the greater of

(i)                                     100% of the principal amount of the Notes to be redeemed on the Redemption Date; and

(ii)                                  as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed on that Redemption Date (not including any portion of those payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points plus, in each case, accrued and unpaid interest to the Redemption Date.  Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant Regular Record Date according to the Notes and the Indenture.

Any notice to holders of Notes of a redemption pursuant to this paragraph 3 hereof will include the appropriate calculation of the Redemption Price, but does not need to include the Redemption Price itself.  The actual Redemption Price, calculated as described above, will be set forth in an Officer’s Certificate of the Company delivered to the Series Trustee no later than two Business Days prior to the redemption date.

4.                                      Upon the occurrence of a Change of Control Repurchase Event, unless all Notes have been called for redemption pursuant to paragraph 3 of this Note, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase.  “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event, as such terms are defined in the Indenture.  The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

5.                                      The Notes may be redeemed at the Company’s option, in whole but not in part, in the event that the Company does not consummate the Champion Merger on or before the Outside Date, or the Champion Merger Agreement is terminated at any time on or before the Outside Date, at a redemption price equal to 101% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Special Redemption Date.  “Champion Merger,” “Outside Date,” “Champion Merger Agreement” and “Special Redemption Date” have the respective meanings set forth in the Indenture.  If the Company elects to redeem the Notes pursuant to this paragraph 5, such redemption will be made in accordance with the terms specified in the Indenture.

6.                                      If an Event of Default with respect to the Notes shall occur and be continuing, the Series Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all Notes due and payable in the manner and with the effect provided in the Indenture.  The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Outstanding Notes.

7.                                      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Series Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and; of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof; whether or not notation of such consent or waiver is made upon this Note.

8.                                      No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

9.                                      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose, or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the principal corporate trust office of the Series Trustee in Minneapolis, Minnesota), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

10.                               The Notes are issuable only in fully registered form, without coupons, in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000.  As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

11.                               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12.                               Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Series Trustee and any agent of the Company or the Series Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Series Trustee, nor any such agent shall be affected by notice to the contrary.

13.                               Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30- day months.  Interest shall be payable to and excluding any Interest Payment Date.

14.                               The Series Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Series Trustee.

15.                               This Note shall not be valid until authenticated by the manual signature of the Series Trustee or an Authenticating Agent.

16.                               Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                               Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

18.                               All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                          attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:                    THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of trustee or Custodian